Exhibit 10.5



                                Second Amendment
                                       To
         Simmons Company Employee Stock Ownership Amended and Restated
                                      Plan
              (As Amended and Restated Effective January 17, 1989)

    WHEREAS, Section 12.01 of the Simmons Company Employee Stock Ownership Plan, as amended and restated effective January 17, 1989 (the "Amended and Restated Plan") reserves to Simmons Company (the "Company") the right to amend the Plan in whole or in part by action of the Board of Directors; and

    WHEREAS, Section 12.01 of the Amended and Restated Plan further provides that no amendment shall be made that deprives any participant of any benefit to which such participant has a nonforfeitable right under Section 6.06 or Article IX of the Amended and Restated Plan, and provided further, or that makes it possible for any part of the Trust Assets or its income to be used for, diverted to, purposes other than for the exclusive benefit of the participants; and

    WHEREAS, in connection with certain proposed transactions contemplated by the terms of that certain Stock Purchase Agreement by and among NationsBank, N.A. (South) as trustee (the "Trustee") of the Simmons Company Employee Stock Ownership Trust (the "Trust"), Simmons Company, Merrill Lynch Capital Appreciation Partnership No. B-XI, L.P., MLCP Associates L.P. No. II, ML IBK Positions Inc., ML Offshore LBO Partnership No. B-XI, Merrill Lynch KECALP L.P. 1987, Merrill Lynch KECALP L.P. 1989, Merchant Banking L.P. No. IV, certain other stockholders of Simmons Company, Simmons Holdings, Inc. and Simmons Acquisition Corp., dated February 21, 1996 ("Acquisition Agreement"), it is deemed desirable to amend the Amended and Restated Plan in certain respects as set forth herein; and

    WHEREAS, by execution of this Second Amendment to the Amended and Restated Plan, each of the Company, the Trustee, and the Committee established pursuant to Section 11.06 of the Amended and Restated Plan evidences its determination that no provision of this amendment either deprives any plan participant of any benefit to which such participant has a nonforfeitable right under Section 6.06 or Article IX of the Amended and Restated Plan, or makes it possible for any part of the Trust assets or its income to be used for or diverted to, purposes other than for the exclusive benefit of the participants;

    NOW THEREFORE, the Amended and Restated Plan be and hereby is amended as follows, effective as of the Closing Date (as such term is defined in the Acquisition Agreement):

    1.    Section 1.01 is amended to read in its entirety as follows:

         1.01 This Plan was originally adopted by Simmons Company (the "Company") effective January 31, 1988 and was subsequently amended and restated in its entirety effective as of January 17, 1989. The Amended and Restated Plan was subsequently amended effective January 17, 1989. The purpose of this Second Amendment of the Amended and Restated Plan is to provide for the allocation of the proceeds of the sale of Company Stock pursuant to the Acquisition Agreement (as hereinafter defined) to the accounts of ESOP Participants and to provide for the investment thereof. This restatement is effective as of the Closing Date (as such term is defined in that certain Stock Purchase Agreement by and among NationsBank, N.A. (South), as Trustee of the Simmons Company Employee Stock Ownership Trust, Simmons Company, Merrill Lynch Capital Appreciation Partnership No. B-XI, L.P., MLCP Associates L.P. No. II, ML IBK Positions Inc., ML Offshore LBO Partnership No. B-XI, Merrill Lynch KECALP L.P. 1987, Merrill Lynch KECALP L.P. 1989, Merchant Banking L.P. No. IV, certain other stockholders of Simmons Company, Simmons Holdings, Inc. and Simmons Acquisition Corp., dated February 21, 1996 (the "Acquisition Agreement") and contingent upon the occurrence of Closing (as defined therein), provided, however, that certain provisions of this Amended and Restated Plan may have different effective dates as specifically set forth in the terms of the amendment affecting such provision.



     2. Section 1.02 is amended to read in its entirety as follows:

         1.02 The purpose of this Plan is to enable participating Employees to share in the growth and prosperity of the Company and to provide participating Employees with an opportunity to accumulate capital for their future economic security. The Plan is intended to do this without requiring any contributions from participating Employees. As provided in Treas. Reg.
     Section 54.4975-11(a)(5), this Plan shall consist of two components. The first component of the Plan (the "Profit Sharing Component") shall consist of a profit sharing plan as defined in Treasury Regulation Section 1.401-
     (b)(1)(ii). The Profit Sharing Component shall reflect the value of Plan assets attributable to the sale of Company Stock allocated to Participants' Accounts as of the Closing Date (as such term is defined in the Acquisition Agreement), as provided in Section 6.07. The second component of the Plan (the "ESOP Component") shall consist of a stock bonus plan as defined in Treasury Regulation Section 1.401-1(b)(1)(iii) which also is intended to qualify as an employee stock ownership plan as defined in Section 4975(e)(7) of the Code. Except as provided in Sections 5.05 and 6.06, Employer Contributions to the ESOP component of the Plan will be invested primarily in Company Stock, to the extent that such stock is available on terms which, in the Plan Committee's judgment, constitute a prudent investment of Trust Assets.


     3. Section 2.44 is amended to read in its entirety as follows:

         2.44 Total Distribution. A distribution to a Participant or
              --------------------
     Beneficiary, within a single taxable year of such recipient, of the entire balance credited to the Participant's Accounts under the ESOP Component of the Plan.


     4. Section 5.04(a) is amended to read in its entirety as follows:

         (a) The initial purchase of all or substantially all of the outstanding shares of Employer Securities using the proceeds of a Loan, shall be effected by the Trustee without direction from the Committee and pursuant to the Trustee's determination (in the exercise of its reasonable judgment) that such transaction is in the best interest of Participants and is in compliance with all applicable provisions of ERISA. Any such Loan shall meet all requirements necessary to constitute an "exempt loan" within the meaning of Treasury Regulation Section 54.4975-7(b)(1)(iii) and shall be used primarily for the benefit of the Participants (and their Beneficiaries). The proceeds of any such Loan shall be used, within a reasonable time after the Loan is obtained, only to purchase Employer Securities, repay the Loan, or repay any prior Loan. Any such Loan shall provide for no more than a reasonable rate of interest, as determined under Treasury Regulation Section 54.4975-7(b)(7), and must be without recourse against the Plan. The number of years to maturity under the Loan must be definitely ascertainable at all times. In the event of a default on any-such Loan, the value of Plan assets transferred in satisfaction of the Loan must not exceed the amount of the default. If the Loan is obtained from a disqualified person, such Loan must provide that Plan assets may be transferred upon default only upon and to the extent of the failure of the Plan to make payment on the Loan when due.

         All Employer Securities purchased with the proceeds of a Loan shall be held in a suspense account (a "Suspense Account"). The only assets of the Plan that may be given as collateral for a Loan are shares of Employer Securities acquired with the proceeds of the Loan and shares of Employer Securities that were used as collateral on a prior Loan repaid with the proceeds of the current Loan. No person entitled to payment under a Loan shall have recourse against Trust Assets other than such collateral, Employer Contributions in cash that are available under the Plan to meet obligations under a Loan, and earnings attributable (including dividends paid on Company Stock) to such collateral and the investment of such Employer Contributions. All Employer Contributions paid during the Plan Year in which a Loan is made (whether before or after the date the proceeds of the Loan are received), all Employer Contributions paid thereafter until the Loan has been repaid in full, and all earnings from investment of such Employer Contributions, without regard to whether any such Employer Contributions and earnings have been allocated to Participants' Other Investments Accounts, shall be available to meet obligations under a Loan, unless otherwise provided by the Employer at the time any such Employer Contribution is made, provided that no amount allocated to Participants' Other Investments Settlement Accounts (as described in Section 6.06) and no amount allocated to Participants' Profit Sharing Accounts (as described in Section 6.07) shall be available to meet obligations under a Loan. In accordance with applicable law and regulations, the Trustee and the Company may agree in writing to a reduction or elimination of the outstanding principal, interest and/or other amounts owed under or with respect to any Loan from the Company to the Trust. Any such action shall not constitute or result in an Employer Contribution or Annual Addition.

          Except as hereinafter provided in subsection (b), Employer Securities held in a Suspense Account under this Section 5.04, including any Employer Securities pledged as collateral for a Loan, must be released from the Suspense Account and from any such pledge, as provided in this subsection
     (a). For each Plan Year during the duration of the Loan, the number of shares of Employer Securities released from the Suspense Account, and from any pledge as collateral for a Loan, shall be determined by multiplying the number of shares of Employer Securities held in the Suspense Account immediately prior to the release for the current Plan Year by a fraction, the numerator of which shall be the amount of principal and interest paid on the Loan for the Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid on the Loan for all future years, or by any other method permitted by the Code or regulations promulgated thereunder. The number of future years under a Loan shall be determined without taking into account any possible extension or renewal periods. In the event the interest rate under a Loan is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year. If the Employer Securities held in the Suspense Account include more than one class of Employer Securities, the number of shares of each class to be released for a Plan Year must be determined by applying the same fraction to each class. In addition to the foregoing, Employer Securities may be released from pledge (but not from a Suspense Account) upon the mutual written agreement of the Trustee and the pledgee.

         The Committee may, in its discretion, but with the consent of the Trustee, elect, in lieu of the provision in the preceding paragraph providing for the release of Employer Securities from the Suspense Account on the basis of principal and interest paid during the Plan Year, to release the shares of Employer Securities from the Suspense Account solely with reference to the principal payments made during the Plan Year. If the Committee elects to apply this principal-only method of determining the number of Employer Securities to be released, such method shall be applied throughout the period of the Loan and shall be applied in accordance with the requirements imposed by Treasury Regulation Section 54.4975-7(b)(8), including the following three rules:

               (i) The Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years;

              (ii) The interest included in any payment shall be disregarded only to the extent it would be determined to be interest under standard loan amortization tables; and

               (iii) The alternative, principal-only method of release shall not be applicable after the time at which, by reason of a renewal, extension or refinancing of the Loan, the sum of the already expired duration of the Loan, any extension or renewal period, and the duration of the new Loan, exceeds ten (10) years.

     5.   Section 5.04(c) is amended to read in its entirety as follows:

         (c) Repayment of principal and payment of interest on a Loan during a Plan Year shall be made by the Trustee (as directed by the Committee) only from (i) Employer Contributions, and earnings from such Employer Contributions, made to the Trust to meet the Plan's obligation under a Loan; (ii) any earnings attributable to Employer Securities (including, but not limited to, cash dividends declared and paid with respect to Employer Securities but excluding any dividends simultaneously paid with respect to other classes of the Company's Stock) whether allocated or unallocated to Participants' Accounts; and (iii) from the proceeds of a sale of unallocated shares of Employer Securities held in a suspense account, solely to the extent provided in an agreement for the pledge of such shares in the case of a current and continuing Event of Default, as defined therein. To the extent that there is no continuing Event of Default under such agreement, the proceeds of such sale shall not be used to repay principal or interest on a Loan. Such Employer Contributions and earnings must be accounted for separately by the Plan until a Loan is repaid.

         Employer Securities released from the Suspense Account by reason of the payment of principal or interest on a Loan from amounts previously allocated to Participants' Other Investments Accounts (but not Other Investments Settlement Accounts or Participants' Profit Sharing Accounts) shall, subject to the restriction in Section 6.01(b) concerning Eligible Employees who have made an election under Section 1042 of the Code with respect to the sale of the Employer Securities to the Trust, be credited pro rata to such Participants' Company Stock Accounts at the time corresponding reductions are made in the balances credited to the Participants' Other Investments Accounts.

     6. Section 5.04(f) is amended to read in its entirety as follows:

         (f) Put Option. If shares of Employer Securities acquired with the
             ------------
     proceeds of a Loan by the Trust are, at the time distributed, not publicly traded within the meaning of Treasury Regulation Section 54.4975-7(b)(1)(iv) or, if publicly traded, are subject to a "trading limitation," such shares shall be subject to a "put" option at the time of distribution, whether such distribution constitutes a Total Distribution or one of a series of periodic installments. (For purposes of this paragraph, a "trading limitation" on a security is a restriction under any federal or state securities law, any regulation thereunder, or an agreement affecting the security which would make the security not as freely tradable as a security not subject to such restriction.) The "put" option shall be exercisable by the Participant or the Participant's Beneficiary, by the donees of either, or by a person (including an estate or its distributee) to whom the Employer Securities pass by reason of the Participant's or Beneficiary's death. The "put" option shall provide that, for a period of at least sixty (60) consecutive days immediately following the date the shares are distributed to the holder of the "put" option and for another sixty (60) consecutive day period during the Plan Year next following the Plan Year in which the shares were distributed, the holder of the option shall have the right to cause the Company, by notifying it in writing of the holder's election to exercise the option, to purchase such shares at their fair market value, as determined by the Committee, but subject to the last sentence of this Section 5.04(f). The Company may, in its discretion, cause an Affiliated Company designated by the Company for such purpose to assume the Company's obligations to purchase Employer Securities pursuant to any such "put" option. The Trustee may, in its discretion and with the consent of the Company, cause the Trust to assume the rights and obligations of the Company at the time the "put" option is exercised, insofar as the repurchase of Employer Securities is concerned. The period during which the "put" option is exercisable shall not include any period during which the holder is unable to exercise such "put" option because the Company or an Affiliated Company designated by the Company to assume its obligations is prohibited from honoring it by federal or state law. The terms of payment for the purchase of such shares of Employer Securities shall be as set forth in the "put" option. Such "put"option shall provide that if a Participant or Beneficiary exercises the "put" option, the Company, the Affiliated Company or the Trust, if the Trust so elects, shall repurchase the Employer Securities as follows:

         (i) If the shares of Employer Securities distributed are part of a Total Distribution, payment of the fair market value of these Employer Securities (as of the most recent Valuation Date) shall be made in substantially equal installments (made not less frequently than annually) over a period not longer than five (5) years. The first such installment shall be paid no later than thirty (30) days after the date of exercise of the "put" option. The unpaid installments shall bear a reasonable rate of interest, and shall be adequately secured by the Company, Affiliated Company or Trust.

         (ii) If the shares of Employer Securities distributed are part of an installment distribution of a Participant's Capital Accumulation, the fair market value of the Employer Securities (as of the most recent Valuation
     Date) shall be paid to the Participant (or Beneficiary) within thirty (30) days of the exercise of the "put" option.

The "put" option provided for by this Section 5.04(f) (including the provisions of the last sentence of this Section 5.04(f)) shall continue to apply to shares of Employer Securities purchased by the Trustee with the proceeds of a Loan, as described herein, notwithstanding repayment of all Loans or any amendment to or termination of this Plan that causes the Plan to cease to be a leveraged employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code. For purposes of the "put" option provided herein, fair market value shall, in the case of a share of the Company's Series A Preferred Stock which was allocated to the Participant's Company Stock Account by reason of release from the Suspense Account described in this Section 5.04 and which is subject to such "put" option, not be less than the "Redemption Price" at the time such "put" is exercised, as such term is defined in the Amended and Restated Certificate of Incorporation of the Company.

    7.    Section 6.01(a) is amended to read in its entirety as follows:

         (a) Separate Company Stock Accounts and Other Investments Accounts, together with Diversified Accounts for Qualified Participants making elections pursuant to Section 5.05 (which Accounts, collectively, shall comprise the ESOP Portion of the Plan), and Profit Sharing Accounts (which Profit Sharing Accounts shall comprise the Profit Sharing Portion of the
     Plan) shall be established to reflect each Participant's interest under the Plan. Records shall be kept by the Plan Administrator from which can be determined the portion of each Other Investments Account which at any time is available to meet Loan obligations and the portion which is not so available, as determined pursuant to Section 5.04.


     8.  A new Section 6.07 is added to read in its entirety as follows:

         6.07 Profit Sharing Account.
              -----------------------

         (a) Background. Pursuant to the terms of that certain Acquisition
             ------------
     Agreement described in Section 1.01 hereof, Employer Securities allocated to the Accounts of Participants as of the Closing Date (as such term is defined in such Acquisition Agreement) were sold and the Plan received a single lump sum cash payment in consideration for such sale ("Cash Consideration"). As described in this Section 6.07, such Cash Consideration shall be allocated among the Profit Sharing Accounts of those Participants in the Plan whose Accounts under this Plan as of such Closing Date held Employer Securities which were sold and thereby became entitled to receive an allocable share of the Cash Consideration. Such Participants are referred to herein as "Selling Participants." The purpose of this Section
     6.07 is to provide special rules regarding the allocation of the Cash Consideration, as well as certain vesting, investment direction, and distribution rules applicable to the Cash Consideration after allocation to Selling Participants.

         (b) Allocation of Cash Consideration. The Cash Consideration shall be
             ----------------------------------
     allocated among the Selling Participants in proportion to their relative Company Stock Account balances as of the Closing Date. Each Selling Participant's share of the Cash Consideration shall be determined by multiplying the aggregate amount to be allocated by a fraction, the numerator of which is the balance of each such Selling Participant's Company Stock Account in the Plan as of the Closing Date and the denominator of which is the aggregate balances of all Selling Participants' Company Stock Accounts as of the Closing Date. Each Selling Participant shall receive an allocation of the Cash Consideration in accordance with this

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subsection (b) notwithstanding the termination of his employment prior to the date of such allocation. The Cash Consideration which is allocated to the Selling Participants shall be held in a newly created account under the Profit Sharing Component of the Plan, and which shall be referred to in this Plan as the "Profit Sharing Account". All funds and assets held in the Profit Sharing Account shall be subject to the rules of this Plan which apply to the Other Investments Account held under the ESOP Portion of the Plan except as expressly provided otherwise in this Section 6.07. The Cash Consideration allocated to the Profit Sharing Accounts pursuant to this subsection (b) shall not constitute or be deemed to be an Employer Contribution or result in an Annual Addition.

    (c) Prohibition on Use of Funds. Notwithstanding Section 6.01(c) or anything
        -----------------------------
else to the contrary in this Plan, no funds or assets which constitute a part of the Profit Sharing Account may be used to repurchase Company Stock or to repay principal or interest on any Loan.

    (d) Special Vesting Rule. A Participant's interest in his Profit Sharing
        ----------------------
Account shall be determined under the rules generally applicable under this Plan to the determination of a Participant's vested status (excluding the provisions of Section 6.06).

     (e) Investment Direction by Participants.
         -------------------------------------

         (1) Notwithstanding anything to the contrary in this Plan, each Selling Participant shall direct how the cash allocated to his Profit Sharing Account shall be invested, pursuant to the rules set forth in this Section 6.07(e). The investment funds which are made available to Selling Participants and the manner of selecting those funds as described in this
     Section 6.07(e) are intended to meet the requirements of Section 404(c) of ERISA and regulations thereunder, and this Section shall be so interpreted.

         (2) The Committee shall select three or more mutual funds, individually managed investment funds, or collective or commingled investment funds (which may include collective or commingled investment funds made available by the Trustee) to serve as investment vehicles for the cash allocated to the Profit Sharing Account. The Committee shall provide information regarding such investment funds to Selling Participants, and may change, add, or delete investment funds from time to time, provided that the reconstituted investment funds are intended by the Committee in good faith to meet the requirements of Section 404(c) of ERISA.

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



         (3) Each Selling Participant shall direct on a form provided by the Committee to have the cash held in or received by his Profit Sharing Account allocated among the investment funds made available by the Committee. Such investment election shall be made in increments of five percent (5%) of the balance of his Profit Sharing Account. A Selling Participant's initial investment election shall allocate all of the cash held in his Profit Sharing Account among the investment funds and all subsequent allocations of cash to the Profit Sharing Account for so long as the elections remain in effect. If a Selling Participant fails to make an investment election, the cash held in his Profit Sharing Account shall be invested among the investment funds as determined by the Committee.

         (4) Investment elections will remain in effect until changed by a new election. New elections may be made by a Selling Participant as frequently as the Committee will permit, which shall be at least once each calendar quarter. The new election will be effective as of the next January 1, April 1, July 1 or October 1 of each Plan Year or such earlier date as the Committee may approve, provided that new elections must be received at least 30 days prior to the desired effective date (unless the Committee provides for a shorter notice period on a uniform basis). New elections shall reallocate the Selling Participant's Profit Sharing Account among the investment funds.

         (5) Each of the investment funds shall be valued as of the last day of each calendar quarter. As of the last day of each calendar quarter, the Profit Sharing Account shall be credited or debited with its proportionate share of net income, expense, appreciation or depreciation allocable to the investment funds selected by the Selling Participant for the quarter. The reasonable-incremental costs of offering and administering the investment funds shall be charged pro rata against the Profit Sharing Accounts of all Selling Participants.

    (f) Special Distribution Rules. Notwithstanding anything to the contrary in
        ----------------------------
this Plan, a Selling Participant whose employment ends for any reason may elect that all funds held in his Profit Sharing Account be distributed to such Selling Participant as soon as practicable following the date on which his employment ends. In the event that a Selling Participant's employment ends before allocation of the Cash Consideration, such Selling Participant may elect, upon termination of this employment, to have his allocable portion of such unallocated Cash Consideration, determined pursuant to subsection (b) hereof, distributed to him as soon as practicable after allocation (or after each

                                       10



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allocation, if more than one) in a lump sum payment (or payments, if applicable)


  9. Section 9.04(a) is amended to read in its entirety as follows:

     9.04 Forfeitures.
          ------------

    (a) Any portion of the final balances in a Participant's Accounts that is not vested and does not become part of his Capital Accumulation shall become a Forfeiture in accordance with the provisions of this Section 9.04. The amount of any such Forfeiture shall first be deducted from the Participant's Other Investments Accounts (exclusive of the Participant's Other Investments Settlement Account). If Forfeiture of the Participant's Other Investments Accounts (exclusive of the Participant's Other Investments Settlement Account) is not sufficient to reduce the fair market value of his Capital Accumulation to the percentage of the total value of his Accounts determined under Section 9.03, the remainder of the Forfeiture shall be deducted from the Participant's Profit Sharing Account. If Forfeiture of the Participant's Profit Sharing Accounts is not sufficient to reduce the fair market value of his Capital Accumulation to the percentage of the total value of his Accounts determined under Section 9.03, the remainder of the Forfeiture shall be deducted from the Participant's Company Stock Accounts. If a Participant's Company Stock Accounts include more than one class of Company Stock, the Forfeiture shall consist of the same proportion of each class of stock. All Forfeitures shall be reallocated to the Accounts of the remaining Participants pursuant to Section 6.02 as of the Anniversary Date of the Plan Year in which the Participant incurs a Break in Service or, if the Participant receives a Total Distribution, as of the Anniversary Date of the Plan Year in which the Total Distribution is completed.


  10. Section 10.02 is amended to read in its entirety as follows:

     10.02 Benefit Forms for Participants.
           -------------------------------

    (a) A Participant's Capital Accumulation, if in the amount of $50,000 or less (exclusive of the Participant's Other Investments Settlement Account and the Participant's Profit Sharing Account), shall be paid to him in the form of a single lump sum, payable as provided in Section 10.01, unless the Participant elects to receive payment in a series of annual installments as provided in subsection (b) of this Section 10.02.

    (b) A Participant's Capital Accumulation, if in excess of $50,000 (exclusive of the Participant's Other Investments

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Settlement Account and the Participant's Profit Sharing Account) shall be paid to him in a series of annual installments, payable over a period of five (5) years (or such shorter period determined in accordance with Section 10.02(d) or Section 10.03) commencing as provided in Section 10.01; provided, however, that in the event of death, a Participant's Beneficiary may elect to receive payment in a single lump sum. Each installment shall be in an amount equal in value to
(i) the number of shares of Company Stock credited to the Participant's Company Stock Account and the balance credited to the Participant's Other Investments Account and the balance credited to the Participant's Diversified Account, if any, as of the most recent Valuation Date, each divided by (ii) the number of installments which remain to be paid from the Participant's Capital Accumulation (including the current installment being computed).

    (c) To the extent permitted by applicable law, notwithstanding the foregoing, the Company may, in its discretion, determine at any time, by formal action of the Committee or amendment of the Plan, that all Participants' Capital Accumulations (other than Other Investments Settlement Accounts) shall henceforth be distributed, on a uniform, nondiscriminatory basis, in the form of a single lump-sum payment, or, alternatively, that each Participant eligible to receive a distribution may elect whether to receive his Capital Accumulation (exclusive of his Other Investments Settlement Account) as a lump sum payment or as a series of five (5) annual installments.

    (d) Where a Participant's benefits are to be paid in installments, the period for the installments must be such that, except when the Participant's designated Beneficiary is his spouse, all benefits shall be paid over a period not exceeding the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his designated Beneficiary (where the Participant's life expectancy and, if the Participant's designated Beneficiary is his spouse, his designated Beneficiary's life expectancy is redetermined as of the first day of each Plan Year), and that in each year after the Participant reaches age 70-1/2, the Participant shall receive at least the amount required under Treasury Regulation Sections 1,401(a)(9)-1 and 1,401(a)(9)-2.


   11. Section 10.03 is amended to read in its entirety as follows:

     10.03      Benefits on a Participant's Death. If a Participant's employment
                -----------------------------------
is ended by death, or if a Participant has any vested interest under the Plan when his employment ends and he then dies before his benefits are fully paid, his vested interest in his accounts shall be

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paid to his Beneficiary. The benefits will generally be payable as provided in
Sections 6.06, 6.07, 10.01 and 10.02. Installment distributions to a Beneficiary pursuant to Section 10.02(b) shall be over a period not in excess of the Beneficiary's life expectancy, as hereinafter provided, each installment being equal to (i) the number of shares of Company Stock credited to the Participant's Company Stock Account and the balance credited to the Participant's Other Investments Account (exclusive of his Other Investments Settlement Account) and the balance credited to the Participant's Diversified Account, if any, as of the most recent Valuation Date, each divided by (ii) the number of installments which remain to be paid (including the current installment being computed). Any election shall be made by the Beneficiary not later than sixty (60) days after benefits become payable as provided in Section 10.01(a).
In all events, all of the Participant's interest in this Plan shall be completely distributed within five (5) years after the date of his death, except
(i) if benefits are payable to or for the benefit of a designated Beneficiary and the benefit payments begin within one (1) year after the Participant's death (or such later period as may be permitted by regulations), the designated Beneficiary's benefits may be paid over a period not exceeding the designated Beneficiary's life expectancy at the date of the Participant's death and (ii) if the Participant's designated Beneficiary is his spouse, benefit payments need not begin until the date the Participant would have reached age 70-1/2 and, if the spouse dies before such payments begin, the Participant's interest in this Plan shall then be distributed pursuant to this Section 10.03 applied as if the spouse were the Participant. Further, for purposes of this Section any benefits paid to a child of a Participant shall be treated as if they have been paid to the Participant's spouse if the benefits will become payable to the spouse when the child reaches majority (or upon such other designated event permitted by regulations).


   12. Section 10.04 is amended to read in its entirety as follows:

    10.04 Distributions in Company Stock. A Participant's benefits shall be paid
          --------------------------------
in cash. In connection with a distribution, the Committee shall cause the shares of Company Stock credited to the Participant's Company Stock Account and units in each investment fund under his Diversified Account which are to be distributed to be converted into cash at the Company Stock's current fair market value, with the resulting cash being paid to the Participant or his Beneficiary, along with the portion of the Participant's Other Investments Account which is being distributed. Notwithstanding the foregoing, a Participant or his Beneficiary, as the case may be, shall have the right to request that the Participant's benefits attributable to his Company Stock Account or his Other Investments Account be paid in the form of Company Stock (but not his Diversified Account, if any, or, subject to favorable determination by the Internal Revenue Service, his Profit Sharing Account, if any), provided such a request is made within such time period as is established by the Committee for such decision. In that event, the Committee shall cause the portion of the Participants Other Investments Account which is to be distributed to be converted into Company Stock at its current fair market value, with the resulting Company Stock being distributed to the Participant or his Beneficiary, along with the shares of Company Stock credited to the Participant's Company Stock Account which are being distributed, provided, that the value of any fractional share of Company Stock shall be paid in cash. No distribution shall be made in Series A Preferred Stock with respect to an asset other than Series A Preferred Stock held in a Participant's account. In the case of a share of the Company's Series A Preferred Stock which was allocated to the Participant's Company Stock Account by reason of release from the Suspense Account described in Section 5.04, at any time prior to the conversion of such Series A Preferred Stock, fair market value for purposes of distribution pursuant to this Article X shall not be less than the "Redemption Price," as such term is defined in the Amended and Restated Certificate of Incorporation of the Company, on the applicable Valuation Date provided in this Article X.

    13. A new Section 11.08 shall be added, which shall read in its entirety as follows:

         Notwithstanding any other provision of this Plan providing for the Trustee to act in accordance with directions given by the Committee or by the Company, in connection with those transactions contemplated by that certain Acquisition Agreement (as such term is defined in Section 1.01 hereof), the Trustee hereunder shall serve in the capacity of an independent corporate fiduciary. In such capacity the Trustee shall evaluate the transactions proposed or contemplated by such Acquisition Agreement, for the purpose of making such determinations as are necessary or appropriate under such circumstances, may enter into such agreements, including such Acquisition Agreement, on such terms and conditions as are deemed by the Trustee to be prudent and in the interests of participants and beneficiaries, and to take such further actions in connection therewith as the Trustee deems appropriate in the exercise of its fiduciary responsibility, in each case without direction by the Company or by the Committee.

    14. Section 12.01 is hereby amended to read in its entirety as follows:

          12.01 Company's Riqht to Amend.
                -------------------------

         (a) Subject to the provisions hereinafter set forth, the Company reserves the right, at any time or from time to time, by action of the Board of Directors, to amend in whole or in part any or all of the provisions of this Plan; provided, however, that no such amendment shall be made that:

              (i) Would deprive any Participant of any benefit to which he has a nonforfeitable right under Section 6.06 or Article IX of this Plan; or

              (ii) Shall make it possible for any part of the Trust Assets or its income to be used for or diverted to, purposes other than for the exclusive benefit of the Participants. Any such amendment shall become effective upon delivery of a written instrument, executed by order of the Board of Directors, to the Trustee and the endorsement of the Trustee of its receipt.

         (b) Notwithstanding any other provision of this Plan or this Section
     12.01 to the contrary, no amendment to Section 5.04(f), this Section 12.01(b) or the last sentence of Section 10.04 shall be effective without the written consent of an independent corporate Trustee.

    15. A new Section 14.10 shall be added to read in its entirety as follows:

         14.10 Certain Dispositions of Employer Securities. In the event of a
               ---------------------------------------------
     sale, exchange or other disposition by the Trustee of less than all Employer Securities then held by the Trustee in connection with a Redemption Event, as such term is used in the Amended and Restated Articles of Incorporation of the Company, or by reason of another event described therein or in the 1996 Stockholders' Agreement, as such instruments may from time to time be amended, such sale, exchange or other disposition shall first be of Employer Securities which have been allocated to the Accounts of Participants, and thereafter, shall be of Employer Securities which have not been so allocated and are held in a Suspense Account described in Section 5.04.

    16. Except as provided above, and except for such changes of a conforming nature as may be required to incorporate the provisions of this Second Amendment in a complete restatement of the Plan, all other provisions of the Plan shall remain unchanged.

    IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Simmons Company Employee Stock Ownership Plan to be executed by its duly authorized officer on this 22nd day of March, 1996.
                           -----

                                     SIMMONS COMPANY

                                        By: /s/ Zenon S. Nie
                                            ------------------------------
                                      Name: Zenon S. Nie
                                            ------------------------------
                                     Title: Chief Executive Officer
                                            ------------------------------

ACKNOWLEDGED AND APPROVED

NationsBank, N.A. (South), solely as Trustee of the Simmons Company Employee Stock Ownership Trust

Date: 3/22/96                 By: /s/ M. Carole Trizzino
     -------------------          -------------------------
Date: 3/22/96                 By: /s/ Ernest F. Ritter, Jr.
     -------------------          -------------------------



Committee, as provided in Article XI of the Simmons Company
Employee Stock Ownership Plan


Date: 3/22/96                 By: /s/ Roger W. Franklin
     -------------------          -------------------------
Date: 3/22/96                 By: /s/ Ken Barton
     -------------------          -------------------------



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